UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tejon Ranch Co. Files Investor Presentation Highlighting Strategy for Significant Long-Term

Value Creation

Tejon’s Board Continues to Take Decisive Strategic Steps to Drive the Company’s Growth at Tejon

Ranch Commerce Center and is Uniquely Positioned to Advance the Value of its Master-Planned

Communities

Urges Shareholders to Vote “FOR” Only Tejon’s Highly Qualified Director Nominees on the

Company’s WHITE Proxy Card TODAY

TEJON RANCH, Calif., April 22, 2025 – Tejon Ranch Co. (NYSE:TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its upcoming Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2025.

Highlights of the presentation include:

•	Tejon Ranch is successfully executing on its proven strategy:

•	Continuing to Develop and Execute Residential and Industrial Projects at Tejon Ranch Commerce Center (“TRCC”)

•	Progressing Successful Entitlements of Master-Planned Communities (“MPCs”)

•	Advancing MPCs Toward Generating Future Cash Flow

•	Maximizing Commodity Businesses for Cash Flow Generation

•

Tejon’s thoughtful development of its unique assets aims to maximize shareholder value. Tejon has a decades-long track record of successfully obtaining land use entitlements and developing value-accretive MPCs. Tejon is expertly navigating the well-known challenges of California’s regulatory and environmental approval process and transforming raw land into monetizable assets. The value potential of Tejon’s real estate assets is immense and must be managed by leaders with the strategic outlook, regulatory expertise, and development track record necessary to unlock it.

•

TRCC is a case study for our future success. TRCC is Tejon’s first operational and highly successful development, driving industrial land price appreciation of nearly 1,500% since inception. The project has generated more than $110 million in cumulative cash flows from commercial and industrial development since 2000, underscoring its long-term viability and strategic importance. Tejon successfully secured entitlements for TRCC after a lengthy approval process that included prevailing in litigation. The Company has since developed a thriving MPC that leverages its strategic location defined by high vehicular traffic and rapid growth in the logistics sector. With the development of its residential apartment community, Terra Vista, TRCC has also delivered much-needed housing that will be available for thousands of individuals working in TRCC. Building on this momentum, Tejon is now prudently allocating strategic investments into its Mountain Village, Grapevine and Centennial developments to sustain a virtuous cycle of growth and long-term value creation.

•

Tejon sought investor feedback and has taken decisive action in response. In 2024, Tejon’s Board continued to implement its succession planning process, which included significant shareholder engagement. That process culminated in the appointment of a new CEO and four new directors, one of whom was recommended by a shareholder. Based on this carefully planned and executed leadership transition, Tejon’s Board combines legacy knowledge, fresh perspectives and tailored expertise that make it uniquely positioned to oversee the Company’s prudent and deliberate long-term strategy. Tejon also engaged a compensation consultant to evaluate the executive compensation program and enhanced transparency and disclosures.

•

Bulldog Investors (“Bulldog”) has neither the skills nor the knowledge base to drive Tejon’s strategy. Bulldog has never attempted to constructively engage with TRC, despite attempting to take control of nearly 30% of the Board. Rather, shortly after Bulldog’s first meeting with Tejon, it notified the Company of its decision to propose three director candidates directly to shareholders. Bulldog’s director nominees lack the requisite experience in real estate and California-specific land development and entitlement, as well as the expertise in capital allocation and financing needed to support our strategy. We believe Bulldog fundamentally misunderstands Tejon’s business and our value creation plan. The astonishing lack of effort it put into its solicitation materials and failure to articulate anything approaching a plan or strategy signals that the election of Bulldog’s nominees would ultimately derail Tejon’s strategy to the detriment of all shareholders.

Protect your investment in Tejon. Tejon urges shareholders to vote ONLY “FOR” Tejon’s 10 nominees on the Company’s WHITE proxy card and withhold all votes from Bulldog’s nominees. Your support is essential to Tejon’s ability to drive long-term value for shareholders while providing vital housing and economic growth for the State of California.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY VOTE BY THE INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE WHITE

PROXY CARD. WE URGE YOU TO VOTE TODAY!

If you have any questions or require any assistance with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers: (212) 390-0450

All Others: (866) 796-7184

Email: TRC@dfking.com

Vestra Advisors is serving as financial advisor to Tejon and Gibson, Dunn & Crutcher LLP is serving as the Company’s legal advisor.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov.

Contacts:

Investors

Nicholas Ortiz

Tejon Ranch Co., Senior Vice President, Corporate Communications & Public Affairs

661-663-4212

nortiz@tejonranch.com

Media

Eric Brielmann / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449